Exhibit 21
SUBSIDIARIES OF THE COMPANY AS OF FEBRUARY 25, 2006
     Pier 1 Assets, Inc., a Delaware corporation
     Pier 1 Kids, Inc., a Delaware corporation
     Pier 1 Licensing, Inc., a Delaware corporation
     Pier 1 Imports (U.S.), Inc., a Delaware corporation
     Pier 1 Funding, LLC, a Delaware limited liability company
     Pier 1 Value Services, LLC, a Virginia limited liability company
     Pier Lease, Inc., a Delaware corporation
     Pier-SNG, Inc., a Delaware corporation
     PIR Trading, Inc., a Delaware corporation
     Pier International Limited, a Hong Kong private company
     Pier Alliance Ltd., a Bermuda company
     The Pier Retail Group Limited, a United Kingdom company
     The Pier (Retail) Limited, a United Kingdom company
     Pier Direct Limited, a United Kingdom company
     The Pier (Retail) Ireland Limited, a United Kingdom company
     Pier Group, Inc., a Delaware corporation
     Pier 1 Holdings, Inc., a Delaware corporation
     Pier 1 Services Company, a Delaware statutory trust
     Pier 1 National Bank, a national banking association